Exhibit 10.2

Final Form

FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of [●], 2021, by PT MNC Vision Networks TBK, an Indonesian public limited liability company (the “Parent”) in favor of and for the benefit of (i) Malacca Straits Acquisition Company Limited, a Cayman Islands exempted company (“Malacca”), (ii) PT Asia Vision Network, an Indonesian limited liability company and subsidiary of Parent (the “Company”), and each of Malacca’s and/or the Company’s present and future successors and direct and indirect Subsidiaries (including the Target Companies) (collectively with Malacca and the Company, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on March 21, 2021, (i) Malacca, (ii) Malacca Straits Management Company Limited, a British Virgin Islands business company with limited liability, in the capacity as the representative from and after the Closing for the shareholders of Malacca and the Company (other than Parent) (the “Malacca Representative”), (iii) the Company, (iv) MNC Entertainment Ltd, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (“Merger Sub”), and (v) the Parent, are entering into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, Merger Sub will merge with and into Malacca, with Malacca continuing as the surviving entity (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents (as defined therein), the “Transactions”), as a result of which, (i) Malacca shall become a wholly-owned subsidiary of the Company, (ii) each issued and outstanding security of Malacca immediately prior to the effective time of the Merger shall no longer be outstanding and shall be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security to be issued by the Company (with Malacca shareholders receiving Company ADSs in lieu of Company Ordinary Shares and Malacca warrant holders receiving warrants to purchase Company ADSs in lieu of Company Ordinary Shares), and (iii) the Company will issue to Parent additional shares of the Company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, the Company, directly and indirectly through its Subsidiaries after giving effect to the Reorganization, as of the closing of the Transactions (the “Closing”) will be engaging in the business of network providers, internet service providers, internet protocol televisions and over-the-top businesses (the “Business”);

WHEREAS, in connection with, and as a condition to the Closing, and to enable Malacca and the Company to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Target Companies, each of Malacca and the Company has required that Parent enter into this Agreement;

WHEREAS, Parent is entering into this Agreement in order to induce Malacca and the Company to consummate the Transactions, pursuant to which Parent will directly or indirectly receive a material benefit; and

WHEREAS, Parent, as a direct or indirect shareholder of the Company and the other Target Companies, has contributed to the value of the Target Companies and has obtained extensive and valuable knowledge and confidential information concerning the business of the Target Companies.

NOW, THEREFORE, in order to induce the Company and Malacca to enter into the Business Combination Agreement and consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent hereby agrees as follows:

1. Restriction on Competition.

(a) Restriction. Parent hereby agrees that during the period from the Closing until the four (4) year anniversary of the Closing Date (such period, the “Restricted Period”), Parent will not, and will cause its Affiliates not to, without the prior written consent of the Company (which may be withheld in its sole discretion), anywhere in Indonesia or in any other markets in which the Covered Parties are engaged, or are actively contemplating to become engaged, in the Business as of the Closing Date or during the Restricted Period (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, commissioner, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, Parent and its Affiliates may own passive investments of no more than two percent (2%) of any class of outstanding equity interests in a Competitor that is publicly traded, so long as Parent and its Affiliates are not directly or indirectly involved in the management or control of such Competitor (“Permitted Ownership”).

(b) Acknowledgment. Parent acknowledges and agrees, based upon the advice of legal counsel and/or Parent’s own education, experience and training, that (i) Parent possesses knowledge of confidential information of the Covered Parties and the Business, (ii) Parent’s execution of this Agreement is a material inducement to Malacca and the Company to enter into the Business Combination Agreement and consummate the Transactions and to realize the goodwill of the Target Companies, for which Parent and/or its Affiliates will receive a substantial direct or indirect financial benefit, and that Malacca and the Company would not have entered into the Business Combination Agreement or consummated the Transactions but for Parent’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Covered Parties and reduce the value of the assets of the Covered Parties and cause serious and irreparable injury if Parent and/or its Affiliates were to use their ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) Parent and its Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon Parent to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided to Parent under this Agreement and the Business Combination Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2. No Solicitation; No Disparagement.

(a) No Solicitation of Employees and Consultants. Parent agrees that, during the Restricted Period, Parent and its Affiliates will not, without the prior written consent of the Company (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of its duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, director, commissioner, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, Parent and its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from Parent or its Affiliate (or other Person whom any of them is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of Parent or its Affiliate (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel is not hired. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of the Covered Parties as of the date of the relevant act prohibited by this Section 2(a) or during the one (1) year period preceding such date.

(b) Non-Solicitation of Customers and Suppliers. Parent agrees that, during the Restricted Period, Parent and its Affiliates will not, without the prior written consent of the Company (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of its duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party as it relates to the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party as of the date of the relevant act prohibited by this Section 2(b) or during the one (1) year period preceding such date.

(c) Non-Disparagement. Parent agrees that from and after the Closing until the second (2nd) anniversary of the end of the Restricted Period, Parent and its Affiliates will not, directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict Parent from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by Parent or its Affiliate against any Covered Party under this Agreement, the Business Combination Agreement or any other Ancillary Document that is asserted by Parent or its Affiliate in good faith.

3. Confidentiality. From and after the Closing Date, Parent will, and will cause its Representatives to, keep confidential and not (except, if applicable, in the performance of its duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of the Company (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. The obligations set forth in this Section 3 will not apply to any Covered Party Information where Parent can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation to, any Covered Party; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of Parent or any of its Representatives; (iii) is already in the possession of Parent at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by Parent’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) Parent cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, Parent and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4. Representations and Warranties. Parent hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) Parent has full power and capacity to execute and deliver, and to perform all of Parent’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of Parent’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which Parent is a party or otherwise bound. By entering into this Agreement, Parent certifies and acknowledges that Parent has carefully read all of the provisions of this Agreement, and that Parent voluntarily and knowingly enters into this Agreement.

5. Remedies. The covenants and undertakings of Parent contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Parent agrees that, in the event of any breach or threatened breach by Parent of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Business Combination Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which Parent expressly waives; and (ii) recovery of the Covered Party’s attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Agreement. Parent hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach. Parent hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with Parent) under or in connection with the Business Combination Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6. Survival of Obligations. The expiration of the Restricted Period will not relieve Parent of any obligation or liability arising from any breach by Parent of this Agreement during the Restricted Period. Parent further agrees that the time period during which the covenants contained in Section 1, 2 and 3 and of this Agreement will be effective will be computed by excluding from such computation any time during which Parent is in violation of any provision of such Sections.

7. Miscellaneous.

(a) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) two (2) Business Days after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) four (4) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Malacca at or prior to the Closing, to:

Malacca Straits Acquisition Company Limited

Unit 601-2

St. George’s Building

2 Ice House Street

Central, Hong Kong

Attn: Kenneth Ng, Chief Executive Officer

Telephone No.: +852 3752 3889

Email: kng@arkpacific.hk

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, USA

Attn:     Stuart Neuhauser, Esq.

Matthew A. Gray, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email:      sneuhauser@egsllp.com

  mgray@egsllp.com

If to the Company at or prior to the Closing, to:

PT Asia Vision Network

c/o PT MNC Vision Networks TBK

MNC Tower 27th Floor

MNC Center, J1, Kebon Sirih 17-19

Jakarta Pusat 10340, Indonesia

Attn: Ade Tjendra

Facsimile No.: +62 21 - 2305281, 3909207

Telephone No.: +62 21 - 3909211, 3900310

Email:     ade.tjendra@mncgroup.com;

  abuzzal.abusaeri@mncgroup.com

with a copy (which will not constitute notice) to:

DLA Piper Singapore Pte. Ltd.

80 Raffles Place

UOB Plaza 1, #48-01

Singapore 048624

Attn:     Joseph E. Bauerschmidt

Telephone No.: +65 6512 6066

Email: joe.bauerschmidt@dlapiper.com

If to Parent, to:

PT MNC Vision Networks TBK

MNC Tower 27th Floor

MNC Center, J1, Kebon Sirih 17-19

Jakarta Pusat 10340, Indonesia

Attn: Ade Tjendra

Facsimile No.: +62 21 - 2305281, 3909207

Telephone No.: +62 21 - 3909211, 3900310

Email:     ade.tjendra@mncgroup.com;

abuzzal.abusaeri@mncgroup.com

with a copy (which will not constitute notice) to:

DLA Piper Singapore Pte. Ltd.

80 Raffles Place

UOB Plaza 1, #48-01

Singapore 048624

Attn:     Joseph E. Bauerschmidt

Telephone No.: +65 6512 6066

Email:     joe.bauerschmidt@dlapiper.com

If to Malacca or the Company after the Closing, to:

PT Asia Vision Network

MNC Tower 27th Floor

MNC Center, J1, Kebon Sirih 17-19

Jakarta Pusat 10340, Indonesia

Attn: Ade Tjendra

Facsimile No.: +62 21 - 2305281, 3909207

Telephone No.: +62 21 - 3909211, 3900310

Email:     ade.tjendra@mncgroup.com;

  abuzzal.abusaeri@mncgroup.com

with a copy (which will not constitute notice) to:

DLA Piper Singapore Pte. Ltd.

80 Raffles Place

UOB Plaza 1, #48-01

Singapore 048624

Attn: Joseph E. Bauerschmidt

Telephone No.: +65 6512 6066

Email: joe.bauerschmidt@dlapiper.com

and

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, USA

Attn:      Stuart Neuhauser, Esq.

Matthew A. Gray, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email:     sneuhauser@egsllp.com

  mgray@egsllp.com

(b) Integration and Non-Exclusivity. This Agreement, the Business Combination Agreement and the other Ancillary Documents contain the entire agreement between Parent and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of Parent and its Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Business Combination Agreement and any other written agreement between Parent or its Affiliate and any of the Covered Parties. Nothing in the Business Combination Agreement will limit any of the obligations, liabilities, rights or remedies of Parent or the Covered Parties under this Agreement, nor will any breach of the Business Combination Agreement or any other agreement between Parent or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between Parent or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to Parent or its Affiliate, as applicable.

(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. Parent and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. Parent will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by Parent, Malacca, the Company and, from and after the Closing, the Malacca Representative (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and from and after the Closing if such waiving party is a Covered Party, the Malacca Representative) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e) Arbitration; Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 11.4, 11.5 and 11.6 of the Business Combination Agreement shall apply to this Agreement mutatis mutandis.

(f)   Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon Parent and Parent’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of Parent. Parent agrees that the obligations of Parent under this Agreement are personal and will not be assigned by Parent. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(g) Malacca Representative Authorized to Act on Behalf of Covered Parties. The parties acknowledge and agree that from and after the Closing the Malacca Representative is authorized and shall have the sole right to act on behalf of Malacca, the Company and the other Covered Parties under this Agreement, including the right to enforce Malacca’s, the Company’s and the other Covered Parties’ rights and remedies under this Agreement. Without limiting the foregoing, in the event that Parent serves as a director, officer, employee or other authorized agent of a Covered Party, Parent shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(h) Construction. Parent acknowledges that Parent has been represented by counsel, or had the opportunity to be represented by counsel of Parent’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(i)   Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(j)   Effectiveness. This Agreement shall be binding upon Parent upon Parent’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Business Combination Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

(k) Language. This Agreement is entered into in the languages of English and Bahasa Indonesia. The parties agree that (i) the English version of this Agreement shall be controlling for all purposes (including, for the avoidance of doubt, where there are inconsistencies between the English version and the Bahasa Indonesia version), (ii) the text of the Bahasa Indonesia version of this Agreement will in all cases be deemed to be amended to conform with the corresponding English text of this Agreement, and (iii) the Bahasa Indonesia version has been prepared solely for compliance with Indonesian Law No. 24 of 2009 regarding National Flag, Language, Coat of Arms, and Anthem (together with its implementing regulations, as amended, “Law 24”) and shall be for reference only among the parties. The Bahasa Indonesia version of this Agreement shall not create any duplication of the rights or obligations of the parties. The parties agree and undertake that they will not (and will not allow or assist any other Person to) in any manner or forum, (x) challenge the validity of, or raise or file any objection to, the transaction or this Agreement on the basis of any failure to comply with Law 24, (y) defend its non-performance or breach of its obligations under this Agreement on the basis of any failure to comply with Law 24 and (z) allege that this Agreement is against public policy or otherwise does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms on the basis of any failure to comply with Law 24.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Parent:

PT MNC VISION NETWORKS TBK

By:
Name:
Title:

Acknowledged and accepted as of the date first written above:

Malacca:

MALACCA STRAITS ACQUISITION COMPANY LIMITED

By:
Name:
Title:

The Company:

PT ASIA VISION NETWORK

By:
Name:
Title:

{Signature Page to Non-Competition Agreement}